EXHIBIT 23(A)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Penn Traffic Company of our report dated March 26, 1999, except for Note 2, as to which the date is April 5, 1999, relating to the financial statements of The Penn Traffic Company which is included in the Company's Annual Report on Form 10-K for the year ended January 30, 1999. We also consent to the incorporation by reference of our report dated March 26, 1999, except for Note 2, as to which the date is April 5, 1999, relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


                                            /s/ PricewaterhouseCoopersLLP
                                            ------------------------------------
                                            Syracuse, New York
                                            September 29, 1999